UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2015

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On December 1, 2015, TrueBlue, Inc. (the “Company”) announced its acquisition of SIMOS Insourcing Solutions (“SIMOS”), an Atlanta-based provider of on premise staffing solutions. SIMOS is expected to produce approximately $165 million of revenue during its 2015 fiscal year ending December 31, 2015. The cash purchase price of $67.5 million was funded by the Company’s existing credit facility. An additional cash payment may be payable in 2017 based on SIMOS achieving certain performance criteria in 2016.
A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward-looking Statements
This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 26, 2014. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1    Press Release dated December 1, 2105

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	December 1, 2015	By:	/s/ Derrek L. Gafford
Derrek L. Gafford
Chief Financial Officer and Executive Vice President